EXHIBIT 99.1

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned plan administrator of the Bogen Communications International, Inc. 401(k) Plan (the “Plan”) hereby certifies that as of the date of this statement, the Plan’s Annual Report on Form 11-K for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of and for the periods presented in the Report.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002.  This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: June 30th, 2003	/s/ Maureen A. Flotard
Name: Maureen Flotard
Title: Plan Administrator and Chief Financial Officer & Vice President Finance of Bogen Communications International, Inc.